Exhibit 99.1

Insurance Letters of Credit – Master Agreement
Form 3/CEP

AGREEMENT DATED:  22 January 2009

BETWEEN:

(1)	FLAGSTONE REASSURANCE SUISSE SA, company number CH-621.3.007.041-9, whose offices and registered address are at Rue du College 1, CH-1920, Martigny, Switzerland (“the Company”);

AND

(2)	CITIBANK EUROPE PLC (“CEP”) whose offices and registered address are at 1 North Wall Quay, I.F.S.C., Dublin 1, Ireland.

PREAMBLE

Subject to the Company’s satisfaction of the terms and conditions contained in this Agreement, CEP agrees to establish letters of credit or similar or equivalent acceptable instruments (each a “Credit” and collectively the “Credits”) on behalf of the Company in favour of beneficiaries located in the United States of America or elsewhere (the “Beneficiary” or “Beneficiaries” as relevant). In furtherance of this Agreement, the parties have separately agreed the contractual or security arrangements that will apply in respect of the Company’s obligations under or pursuant to this Agreement.

1.      AGREEMENT

It is agreed between us in relation to each Credit that:-

1.1
In order to establish a Credit, the Company is required to submit an application form to CEP (“the Application Form”).  The Application Form must (a) be in such form as CEP is willing to accept for this purpose; Application Forms may, subject to CEP’s agreement, be received via any electronic system(s) or transmission arrangement(s); (b) be completed by or on behalf of the Company in accordance with the terms of the Company’s banking mandate(s) or other authorities lodged with CEP or in accordance with arrangement(s) made with CEP from time to time; and (c) indicate therein the name of the Beneficiary and the amount and term of the Credit required.  Upon receipt of an Application Form that satisfies the above criteria, CEP shall establish on behalf of the Company an irrevocable clean sight Credit (or such other form of Credit as may be required by the Application Form relating thereto) available, in whole or in part, by the Beneficiary’s sight draft (the Company hereby agreeing that CEP may accept as a valid “sight draft” any written or electronic demand or other request for payment under the Credit, even if such demand or other request is not in the form of a negotiable instrument) on CEP or otherwise as may be required by the terms of the Credit; provided, however, that:

(i)	the opening of any Credit hereunder shall, in every instance, be at CEP’s option and nothing herein shall be construed as obliging CEP to open any Credit;

(ii)	prior to the establishment of any Credit or in order to maintain a Credit the Company undertakes as follows:

(a)
forthwith at CEP’s request to deposit, at an Approved Bank, in an account or accounts in the Company’s name, cash or securities or a combination of cash and securities of such amount and in such combination as CEP may require (a “Deposit”).  “Approved Bank” for the purposes of this Clause 1.1(ii)(a) shall mean one or more of the following:- (i) Citibank, N.A. at their branch at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB; (ii) a bank approved by CEP; or, (iii) such other Citigroup branch or approved bank as CEP may designate and notify to the Company; and

(b)	should a Deposit have been requested, to execute CEP’s standard form charge documentation in relation to the accounts opened pursuant to Clause 1.1 (ii) (a) above.

1.2
Without prejudice to the generality of Clause 1.1 (i), the opening of any Credit hereunder shall be dependent upon CEP being satisfied, in its absolute discretion, that a Deposit has been carried out and that the documentation required to be executed under Clause 1.1 (ii) (b) has been validly executed;

1.3	The Company undertakes to reimburse CEP, on demand, the amount of any and all drawings (including, for the avoidance of doubt, drawings presented electronically) under each Credit;

1.4
The Company undertakes to indemnify CEP, on demand, for and against all actions, proceedings, losses, damages, charges, costs, expenses, claims and demands which CEP may incur, pay or sustain in connection with each Credit and/or this Agreement, howsoever arising (unless resulting from CEP’s own gross negligence or willful misconduct);

1.5
The Company undertakes to pay CEP, on demand, such fees and/or commissions of such amount(s) and/or at such rate(s) as shall have been or may be advised by CEP to the Company as payable in connection with each Credit;

1.6
The Company hereby irrevocably authorises CEP to make any payments and comply with any demands which may be claimed from or made upon CEP in connection with any Credit without any reference to, or further authority from, the Company.  The Company hereby agrees that it shall not be incumbent upon CEP to enquire or take notice of whether or not any such payments or demands claimed from or made upon CEP in connection with each Credit are properly made or whether any dispute exists between the Company and the Beneficiary thereof.  The Company further agrees that any payment CEP makes in accordance with the terms and conditions of each Credit shall be binding upon the Company and shall be accepted by the Company as conclusive evidence that CEP was liable to make such payment or comply with such demand.

2.     REPRESENTATIONS AND WARRANTIES

2.1	The Company represents and warrants to CEP and undertakes that:-

(i)	it has and will at all times have the necessary power to enable it to enter into and perform the obligations expressed to be assumed by it under this Agreement;

(ii)	the Agreement constitutes its legal, valid, binding and enforceable obligation effective in accordance with its terms; and

(iii)
all necessary authorisations to enable or entitle it to enter into this Agreement have been obtained and are in full force and effect and will remain in such force and effect at all times during the subsistence of this Agreement;

2.2	The Company represents and warrants to CEP that:-

(i)	it is not unable to pay its debts as they fall due;

(ii)	it has not been deemed or declared to be unable to pay its debts under any applicable law;

(iii)	it has not suspended making payments on any of its debts;

(iv)	it has not, by reason of actual or anticipated financial difficulties, commenced negotiations with any of its creditors with a view to rescheduling any of its indebtedness;

(v)	the value of its assets is not less than its liabilities (taking into account contingent and prospective liabilities);

(vi)	no moratorium has been declared in respect of any of its indebtedness; and

(vii)	no analogous or similar event or concept to those set out in this Clause 2.2 has occurred or is the case under the laws of any jurisdiction.

3.	EXTENSION/TERMINATION

3.1	(a)
Any Credit established hereunder may, if requested by the Company on the relevant  Application Form and subject to CEP’s consent, bear a clause to the effect that it will automatically be extended for successive periods of one year (or such other period as may be stated in the relevant Application Form) UNLESS the Beneficiary has received from the bank or institution issuing the Credit (the “Issuing Bank”) by registered mail (or other appropriate receipted delivery) notification of intention not to renew such Credit at least 30 days (or such other period as may be stated in the relevant Application Form) prior to the end of the original term or, as the case may be, of a period of extension (the “Notice Period”).

(b)
The Issuing Bank shall be under no obligation to the Company to send the Beneficiary such notification (and without such notification to the Beneficiary the Credit will be automatically extended as provided above) UNLESS the Company shall have sent notification to CEP by registered mail (or other means acceptable to CEP) of its election not to renew such Credit at least 30 days prior to the commencement of the Notice Period.

(c)
CEP reserves the right, at its sole option and discretion, to give or procure the giving at any time to the Beneficiary of notification of intention not to renew any Credit.  If CEP exercises such said right, it will give the Company notice in writing thereof as soon as is reasonably possible.

4.     UCC/ISP

CEP may, at its sole option, arrange for the issuance of any Credit as being subject to either (i) the Uniform Customs and Practice for Documentary Credits (1993 Revision) ICC Publication No. 500 (“the UCP”) or (ii) the International Chamber of Commerce Publication No. 590 - the International Standby Practices 1998 (the “ISP”), (or any subsequent version of either); provided however that CEP may agree such modifications thereof as may be required by any regulatory or other authority having jurisdiction as to the acceptability of the Credit in question.

5.     PREVIOUS AGREEMENTS

5.1
Unless otherwise agreed between the parties in writing, the previous agreement(s) (if any) entered into between them (other than those at any time governed by a “Master Agreement – London Market Letter of Credit Scheme” or substantially equivalent agreement) governing Credits established by CEP on the Company’s behalf in favour of Beneficiaries shall, on due execution by the parties of this Agreement, cease to apply to all such Credits, which Credits shall henceforth be governed by this Agreement.

5.2
For the avoidance of doubt any letter or letters of credit or similar or equivalent instrument or instruments (the “Existing Credit(s)”) which has or have been established or opened pursuant to the terms of any previous agreement(s) entered into between the Company and Citibank, N.A. governing the Existing Credits (including any security arrangements that apply in respect of any obligation under or pursuant to such previous agreement(s)) (the “Existing Agreement(s)”) shall continue in force until cancelled.  The Existing Agreement(s) shall continue to apply to the Existing Credit(s) until all the Existing
Credit(s) have been cancelled.  The Company undertakes, on CEP’s request, to take all reasonable steps to procure that any cancelled Existing Credit(s) are destroyed or returned to CEP.

6.     CREDIT CHOICE OF LAW

If, at the Company’s request, a Credit expressly chooses a state or country law other than New York, U.S.A. or English law, or is silent with respect to the UCP, the ISP or a governing law, CEP shall not be liable for any payment, cost, expense or loss resulting from any action or inaction it takes provided such action or inaction is justified under UCP, ISP, New York law, English law or the law governing the Credit.

7.     BRANCHES/ CORRESPONDENT BANKS

7.1	The Company acknowledges that CEP may carry out any of its obligations or exercise any of its rights under this Agreement through any of its offices or branches, wheresoever situated.

7.2
The Company further understands that CEP reserves the right to issue any Credit through any third party correspondent of its choice and/or to have any Credit confirmed by Citibank, N.A.  In such circumstances, CEP will be required to guarantee reimbursement to such correspondent and/or Citibank, N.A. of any payments which such correspondent and/or Citibank, N.A. may make under the Credit in question and such guarantee (howsoever described) shall be treated mutatis mutandis as a Credit for the purpose of this Agreement.

8.     INCREASES ETC/REINSTATEMENTS

The provisions of the foregoing Clauses shall be equally applicable to any increase, extension, renewal, partial renewal, modification or amendment of, or substitute instrument for, any Credit to which they apply.  If for any reason any amount paid under any Credit is repaid, in whole or in part, by the Beneficiary thereof, CEP may, in its sole discretion, treat (or procure the treatment of) such repayment as a reinstatement of an amount (equal to such repayment) under such Credit.  The value date CEP applies to any such reinstatement shall not be earlier than the date of such repayment and CEP shall not be liable for losses of any nature which the Company may suffer or incur and/or which may arise from any inadvertent or erroneous drawing.

9.     NOTICES

9.1	Any notice or demand to be served on the Company by CEP hereunder may be served:

(a)       on any of the Company’s officers personally;

(b)	by letter addressed to the Company or to any of its officers and left at the Company’s registered office or at any one of its principal places of business;

(c)	by posting the same by letter addressed in any such manner as aforesaid to such registered office or principal place of business; or

(d)	by facsimile addressed in any such manner as aforesaid to any then published facsimile number of the Company.

9.2
Unless otherwise stated, any notice or demand to be served on CEP by the Company hereunder must be served either at CEP’s address as stated above (or such other address as CEP may notify us of from time to time) or by facsimile to such number as CEP may notify the Company of from time to time.

9.3	Any notice or demand:-

(a)
sent by post to any address in the Republic of Ireland or the United Kingdom shall be deemed to have been served on the Company at 10am. (London time) on the first Business Day after the date of posting (in the case of an address in the Republic of Ireland) and on the second Business Day after posting (in the case of an address in the United Kingdom) or, in the case of an address outside the Republic of Ireland or the United Kingdom (or a notice or demand to CEP), shall be deemed to have been served on the relevant party at 10am. (London time) on the third Business Day after and exclusive of the date of posting; or

(b)	sent by facsimile shall be deemed to have been served on the relevant party when dispatched.

9.4
In proving service by post it shall be sufficient to show that the letter containing the notice or demand was properly addressed and posted and such proof of service shall be effective notwithstanding that the letter was in fact not delivered or was returned undelivered.

9.5	In this Clause 9, “Business Day” shall be construed as a reference to a day (other than a Saturday or a Sunday) on which banks are generally open in London.

10.   ASSIGNMENT/ NOVATION

10.1
CEP has a full and unfettered right (a) to assign or otherwise dispose of the whole or any part of its rights and/or benefits under this Agreement or (b) (subject to Clauses 10.2 to 10.5) to novate its rights and obligations under this Agreement.  The words “CEP” and “CEP’s” wherever used in Clauses 10.2 to 10.5 shall be deemed to include CEP’s assignees and novatees and other successors, whether immediate or derivative, who shall be entitled to enforce and proceed upon this Agreement in the same manner as if named herein. CEP shall be entitled to impart any information concerning the Company to any such assignee, novatee or other successor or any participant or proposed assignee, novatee, successor or participant.

10.2
The person who is for the time being liable to perform CEP’s obligations under this Agreement (a “Transferring Bank”) shall be entitled to novate at any time, upon service of a notice on the Company in the form attached as Schedule One to this Agreement (a “Novation Notice”), any or all of its rights and obligations under, and the benefit of, this Agreement to any Permitted Transferee.  With effect from the date on which a Novation Notice is executed by the Transferring Bank and the Permitted Transferee and served on the Company (the “Novation Date”), the provisions of Clause 10.3 shall have effect (but not otherwise).

10.3	With effect from (and subject to the occurrence of) the Novation Date:

10.3.1
the Permitted Transferee shall be bound by the terms of this Agreement (as novated) in every way as if the Permitted Transferee was and had been a party hereto in place of the Transferring Bank and the Permitted Transferee shall undertake and perform and discharge all of CEP’s obligations and liabilities under this Agreement (as novated) whether the same fell or fall to be performed or arose or arise on, before or after the Novation Date;

10.3.2
the Company shall release and discharge the Transferring Bank from further performance of its obligations arising in favour of the Company on and after the Novation Date under this Agreement and all claims and demands whatsoever in respect thereof against the Transferring Bank, and the Company shall accept the liability of the Permitted Transferee in respect of such obligations in place of the liability of the Transferring Bank;

10.3.3
the Transferring Bank shall release and discharge the Company from further performance of its obligations arising in favour of the Transferring Bank on and after the Novation Date under this Agreement and all claims and demands whatsoever in respect thereof by the Transferring Bank; and

10.3.4
the Company shall be bound by the terms of this Agreement (as novated) in every way, and it shall undertake and perform and discharge in favour of the Permitted Transferee each of its obligations whether the same fell or fall to be performed or arose or arise on, before or after the Novation Date and expressed to be owed to CEP.

10.4
Without prejudice to the automatic novation of the Transferring Bank’s rights and obligations pursuant to Clause 10.3, the Company undertakes to sign and return promptly each acknowledgement of the Novation Notice from time to time delivered to it promptly following receipt of the same from the Transferring Bank.

10.5	For the purposes of this Clause 10 a “Permitted Transferee” shall mean any holding company, subsidiary or affiliate of Citigroup Inc.

11.   SET-OFF

11.1	The Company hereby irrevocably authorises CEP to debit and credit, on the Company’s behalf, any account or accounts which are held in the Company’s name with Citibank, N.A.

11.2	The Company hereby agrees that Citibank N.A. shall be entitled to rely on and action any credit or debit made by CEP in accordance with Clause 11.1.

12.   GOVERNING LAW/JURISDICTION

This Agreement shall be governed by English law and, for CEP’s benefit, the Company hereby irrevocably submits to the jurisdiction of the English Courts in respect of any dispute which may arise from or in connection with this Agreement. The terms of this Agreement may not be waived, modified or amended unless such waiver, modification or amendment is in writing and signed by CEP nor may the Company assign any of its rights hereunder without CEP’s prior written consent.

13.   MISCELLANEOUS PROVISIONS

13.1
Subject to this Clause and to Clause 11.2 a person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce any terms of this Agreement.

13.2	Citibank, N.A. may enforce the terms of Clause 11.2 subject to, and in accordance with, this Clause 13.2 and Clause 12 and the provisions of the Third Parties Act.

13.3	The parties to this Agreement do not require the consent of Citibank, N.A. to rescind or vary this Agreement at any time.

13.4
If Citibank, N.A. brings proceedings to enforce the terms of Clause 11.2, the Company shall only have available to it by way of defence, set-off or counterclaim a matter that would have been available by way of defence, set-off or counterclaim if Citibank, N.A. had been party to this Agreement.

13.5
Citibank, N.A. may not take proceedings to enforce Clause 11.2 unless and until it gives notice in writing to the Company in any manner as is permitted by Clause 9, agreeing irrevocably to the provisions of Clause 12.

EXECUTED THIS DAY ABOVE WRITTEN BY:

FLAGSTONE REASSURANCE SUISSE S.A.

/s/ Patrick Boisvert
Patrick Boisvert

Dated January 22, 2009

AND

CITIGROUP EUROPE PLC

/s/ Mary O'Neill
(Signature(s))

Dated__January 22, 2009

SCHEDULE ONE

Form of Novation Notice for Clause 10

To:	[ ]
Date:
Dear Sirs

Insurance Letters of Credit – Master Agreement (Form 3/CEP) dated [        ] and made between Citibank Europe plc and [                        ] (the “Agreement”)

We refer to Clause 10 of the Agreement.  We hereby notify you that we wish to exercise our option to novate under Clause 10 thereof so that with effect from today’s date the rights, liabilities and obligations of [name of Transferring Bank] shall be novated to [name of Permitted Transferee] in the manner set out in Clause 10 thereof.

The relevant address for the purposes of Clauses 3.1 and 9 is as follows:

[insert new address]

Yours faithfully

for and on behalf of
[TRANSFERRING BANK]

for and on behalf of
[PERMITTED TRANSFEREE]

[NAME OF COUNTERPARTY]:

(1)	acknowledges receipt of the Novation Notice; and

(2)	agrees that with effect from the date of the Novation Notice the rights, liabilities and obligations of [ ] are novated to [ ] in the manner set out in Clause 02 of the Agreement.

for and on behalf of
[NAME OF COUNTERPARTY]

Indicative Summary of Terms

Letter of Credit Facility

Account Party:	Flagstone Réassurance Suisse S.A.
Facility Amount:
US $450,000,000 comprising:

(I) US$300,000,000 for Letters of Credit with a maximum tenor up to 15 months inclusive of any notice period to the beneficiaries (“Standard LCs”).

And

(II) US$150,000,000 for Letters of Credit issued in respect of Funds at Lloyds obligations with a maximum tenor up to 60 months inclusive of any notice period to the beneficiaries (“Extended Tenor LCs).

Commitment:	Uncommitted
Facility:	Letter of Credit facility will be available in US and Canadian dollars and British Pounds Sterling. Other currencies available with appropriate currency margins
Purpose of facility:	To provide Letters of Credit in support of the Account Party’s reinsurance obligations as a non admitted carrier.
Maturity Date of each Letter of Credit:
The maximum tenor of each Letter of Credit will be up to 15 months and/or 60 months (as provided for above) inclusive of any notice period to the beneficiaries.

Each Letter of Credit if requested by the Account Party may include a clause to the effect that the Letter of Credit will be automatically extended for successive periods that may vary from time to time but are not greater than 1 year.

Availability:
Subject to execution of the facility Documentation listed below, formal credit approval and acceptance by the Account Party of the terms set out herein. Provision of sufficient collateral prior to the issuance of each letter of credit.

Letters of Credit:	Each Letter of Credit will be in a form acceptable to the NAIC or other appropriate regulatory body.
Facility collateral monitoring:	Citibank Europe Plc.
Letter of Credit issuer:	Citibank N.A.
Collateral Custodian:	JPMorgan Chase Bank N.A. or other custodian acceptable to Citibank.
Interest:
LIBOR or other equivalent overnight borrowing rate plus 1% on the amount of the Letters of Credit drawn by beneficiaries until reimbursement by the Account Party, plus any reserve asset costs that may apply from time to time.

Collateral:
The Account Party will provide security over a portfolio of Acceptable Financial Assets in an amount equal to the Required Account Value (as defined in the Pledge Agreement).  The Required Account Value incorporates a margin on the Acceptable Financial Assets as follows:

A) Required Percentage shall be 0%

B) Required Percentage shall be 10%.

C) Required Percentage shall be 10%

D) Required Percentage shall be 17.5%

A) Cash Deposits

B) Acceptable Financial Assets shall be defined as:  Securities issued by the US government or its agencies (whose debt obligations are fully and explicitly guaranteed as to the timely payment of principal and interest by the full faith and credit of the US government) or the central government of an OECD (Organisation for Economic Co-operation and Development) country, in each case rated AA or AA equivalent or better.

C) Acceptable Financial Assets shall be defined as:  Securities issued by US Government sponsored enterprises (FNMA, FHLMC)

D) Acceptable Financial Assets shall be defined as:  Securities issued by US/OECD Domiciled Corporate Entities in each case rated AA or AA equivalent or better and not more than 10% by value of the collateral shall be represented by bonds issued by any one issuer and each Bond within the Charged Portfolio shall mature not more than 10 years after the date on which it comes within the Charged Portfolio.  A maximum of $100 million in issued Credits can be secured by Securities within this Category D.

PROVIDED THAT Extended Tenor LCs may only be secured by Acceptable Financial Assets within categories (A) and/or (B) above.

Cash deposits are to be held in an account(s) held with Citibank N.A., London branch

Documentation:
The following documentation will be required to be executed comprising the following:-

Insurance Letters of Credit – Master Agreement (Form 3/ CEP);
Pledge Agreement;
Account Control Agreement between Citibank Europe Plc, Flagstone Réassurance Suisse, S.A. and JPMorgan Chase Bank, NA  (as Custodian);
Security Agreement (Form 21) between Citibank Europe Plc, Flagstone Réassurance Suisse and Citibank N.A. (as Custodian) that will provide for the provision of cash collateral by Flagstone;
Bank Mandate; and
General Communications Indemnity.

Legal Expenses:	All Citibank’s legal costs will be for the Account Party.

Anti-Tying Disclosure

Citigroup's Global Corporate and Investment Bank ("GCIB") maintains a policy of strict compliance to the anti-tying provisions of the Bank Holding Company Act of 1956, as amended, and the regulations issued by the Federal Reserve Board implementing the anti-tying rules (collectively, the "Anti-tying Rules").  Moreover, our credit policies provide that credit must be underwritten in a safe and sound manner and be consistent with Section 23B of the Federal Reserve Act and the requirements of federal law.  Consistent with these requirements, and the GCIB's Anti-tying Policy:

•
You will not be required to accept any particular product or service offered by Citigroup or any Citigroup affiliate as a condition to the extension of commercial loans or other products or services to you by Citigroup or any of its subsidiaries, unless such a condition is permitted under an exception to the Anti-tying Rules.

•
GCIB will not vary the price or other terms of any Citigroup product or service based on the condition that you purchase any particular product or service from Citigroup or any Citigroup affiliate, unless we are authorized to do so under an exception to the Anti-tying Rules.

•
GCIB will not require you to provide property or services to Citigroup or any affiliate of Citigroup as a condition to the extension of a commercial loan to you by Citigroup or any Citigroup subsidiary, unless such a requirement is reasonably required to protect the safety and soundness of the loan.

•
GCIB will not require you to refrain from doing business with a competitor of Citigroup or any of its affiliates as a condition to receiving a commercial loan from Citigroup or any of its subsidiaries, unless the requirement is reasonably designed to ensure the soundness of the loan.

Confidentiality Statement
The information contained in this proposal is confidential and is intended solely for the use of Flagstone Réassurance Suisse, S.A. and its employees.  This information may not be disclosed outside of Flagstone Réassurance Suisse, S.A. except as required for any necessary regulatory filing, including but not limited to the SEC, and otherwise shall not be duplicated, used or disclosed in whole or in part for any purpose other than to evaluate this proposal.